Exhibit 99.3

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of KalVista Pharmaceuticals Limited

KalVista Pharmaceuticals Limited

United Kingdom

We have audited the accompanying balance sheets of KalVista Pharmaceuticals Limited (the “Company”) at April 30, 2016 and 2015, and the related statements of operations and comprehensive loss, changes in convertible preferred shares and shareholders’ deficit, and cash flows for each of the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at April 30, 2016 and 2015, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s recurring losses from operations and shareholders’ deficit raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also discussed in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Deloitte LLP

Reading, United Kingdom

August 22, 2016

(November 23, 2016 as to the basic and diluted

net loss per share included in the statements

of operations and comprehensive loss

and Note 2 and as to the disclosure of subsequent

events included in Note 13)

KalVista Pharmaceuticals Limited

Balance Sheets

April 30, 2016 and 2015

	2016	2015
Assets
Current assets:
Cash and cash equivalents	$21,764,464	$2,526,050
Research and development tax credit receivable	1,883,379	811,131
Grants receivable	355,752	235,410
Prepaid expenses and other current assets	668,224	217,805

Total current assets	24,671,819	3,790,396
Property and equipment, net	73,655	100,347

Total assets	$24,745,474	$3,890,743
Liabilities and Shareholders’ Deficit
Current liabilities:
Accounts payable	$1,007,612	$685,902
Accrued expenses	2,114,468	1,025,651
Due to related parties	127,416	128,391

Total current liabilities	$3,249,496	$1,839,944

Commitments and contingencies (Note 10)
Series B Convertible Preferred Shares, $0.0016 par value, 8,422,898 and nil shares issued and outstanding (liquidation preference of $35,413,766 and $0) at April 30, 2016 and 2015, respectively	33,002,024	—
Series A Convertible Preferred Shares, $0.0016 par value, 15,900,000 shares issued and outstanding (liquidation preference of $32,322,781 and $30,270,372) at April 30, 2016 and 2015, respectively	25,605,759	25,605,759

	58,607,783	25,605,759

Shareholders’ deficit:
Ordinary Shares, $0.0016 par value, 2,167,367 and 1,302,367 shares issued
and outstanding at April 30, 2016 and 2015, respectively	3,356	2,055
Additional paid-in capital	212,228	94,539
Accumulated deficit	(37,252,387)	(25,816,224)
Accumulated other comprehensive income	(75,002)	2,164,670

Total shareholders’ deficit	(37,111,805)	(23,554,960)

Total liabilities and shareholders’ deficit	$24,745,474	$3,890,743

See notes to financial statements.

KalVista Pharmaceuticals Limited

Statements of Operations and Comprehensive Loss

Years Ended April 30, 2016 and 2015

	2016	2015
Grant income	$2,133,456	$1,804,354

Operating expenses:
Research and development expenses	14,661,312	8,285,011

General and administrative expenses	2,653,158	1,607,670

Total operating expenses	17,314,470	9,892,681

Operating loss	(15,181,014)	(8,088,327)
Other income:
Interest income	49,595	19,042
Foreign currency exchange rate gain	1,661,044	—
Other income	2,034,212	843,834

Total other income	3,744,851	862,876

Net loss before income taxes	(11,436,163)	(7,225,451)
Income tax	—	—

Net loss	(11,436,163)	(7,225,451)
Other comprehensive income:
Foreign currency translation adjustments	2,239,672	156,634

Comprehensive loss	$(9,196,491)	$(7,068,817)

Net loss per share attributable to common stockholders, basic and diluted	$(7.62)	$(10.17)
Weighted average common shares outstanding, basic and diluted	2,031,113	904,637

See notes to financial statements.

KalVista Pharmaceuticals Limited

Statements of Changes in Convertible Preferred Shares and Shareholders’ Deficit

Years Ended April 30, 2016 and 2015

	Series B Preferred Shares		Series A Preferred Shares		Total Preferred Shares
	Number of Shares	Amount	Number of Shares	Amount
Balance, May 1, 2014	—	—	10,500,000	$16,913,295	$16,913,295
Issuance of Series A convertible preferred shares net of issuance costs of approximately $6,000	—	—	5,400,000	8,692,464	8,692,464
Issuance of ordinary shares	—	—	—	—	—
Share-based compensation expense	—	—	—	—	—
Net loss	—	—	—	—	—
Foreign currency translation	—	—	—	—	—

Balance, April 30, 2015	—	—	15,900,000	25,605,759	25,605,759
Issuance of Series B convertible preferred shares net of issuance costs of approximately $186,000	8,422,898	33,002,024	—	—	33,002,024
Issuance of ordinary shares	—	—	—	—	—
Share-based compensation expense	—	—	—	—	—
Net loss	—	—	—	—	—
Foreign currency translation	—	—	—	—	—

Balance, April 30, 2016	8,422,898	$33,002,024	15,900,000	$25,605,759	$58,607,783

	Ordinary Shares		Additional Paid-in- Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Shareholders’ Deficit
	Number of Shares	Amount
Balance, May 1, 2014	526,050	$842	$58,520	$(18,590,773)	$2,321,304	$(16,210,107)
Issuance of Series A convertible preferred shares net of issuance costs of approximately $6,000	—	—	—	—	—	—
Issuance of ordinary shares	776,317	1,213	—	—	—	1,213
Share-based compensation expense	—	—	36,019	—	—	36,019
Net loss	—	—	—	(7,225,451)	—	(7,225,451)
Foreign currency translation	—	—	—	—	(156,634)	(156,634)

Balance, April 30, 2015	1,302,367	2,055	94,539	(25,816,224)	2,164,670	(23,554,960)
Issuance of Series B convertible preferred shares net of issuance costs of approximately $186,000	—	—	—	—	—	—
Issuance of ordinary shares	865,000	1,301	—	—	—	1,301
Share-based compensation expense	—	—	117,689	—	—	117,689
Net loss	—	—	—	(11,436,163)	—	(11,436,163)
Foreign currency translation	—	—	—	—	(2,239,672)	(2,239,672)

Balance, April 30, 2016	2,167,367	$3,356	$212,228	$(37,252,387)	$(75,002)	$(37,111,805)

See notes to financial statements.

KalVista Pharmaceuticals Limited

Statements of Cash Flows

Years Ended April 30, 2016 and 2015

	2016	2015
Cash flows from operating activities:
Net loss	$(11,436,163)	$(7,225,451)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	33,473	37,681
Amortization expense	—	—
Share-based compensation expense	117,689	36,019
Foreign currency exchange rate gain	(1,661,044)	—
Changes in operating assets and liabilities:
(Increase) decrease in:
Research and development tax credit receivable	(1,147,765)	(93,521)
Grants receivable	(136,686)	64,798
Prepaid expenses and other current assets	(475,442)	209,728
Increase (decrease) in:
Accounts payable	374,481	167,012
Accrued expenses	1,176,508	435,516

Net cash used in operating activities	(13,154,949)	(6,368,218)

Cash flows from investing activities:
Purchases of property and equipment	(11,471)	(124,633)

Net cash used in investing activities	(11,471)	(124,633)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,301	1,245
Proceeds from issuance of Series A Preferred Stock, net of issuance costs	—	8,661,338
Proceeds from issuance of Series B Preferred Stock, net of issuance costs	33,002,024	—

Net cash provided by financing activities	33,003,325	8,662,583

Effect of exchange rate changes on cash	(598,491)	(124,763)

Net increase in cash and cash equivalents	19,238,414	2,044,969
Cash and cash equivalents, beginning year	2,526,050	481,081

Cash and cash equivalents, end of year	$21,764,464	$2,526,050

Supplemental disclosures of cash flow information:
Cash paid for interest expense	$—	$—

Cash paid for taxes	$—	$—

See notes to financial statements.

KalVista Pharmaceuticals Limited

Notes to Financial Statements

Note 1. Description of Business

KalVista Pharmaceuticals Limited (the “Company” or “KalVista”) is a clinical-stage pharmaceutical research company focused on the discovery, development, and commercialization of small molecule serine protease inhibitors as new treatments for diseases with significant unmet need. KalVista is funded by a syndicate of international healthcare investors and is made up of a research and development team skilled in pharmaceutical development. The Company’s headquarters is located in Salisbury, UK.

The Company has devoted substantially all of its efforts to research and development, including clinical trials of its product candidates. The Company has not completed the development of any product candidates. The Company is currently loss making with the potential for generating future revenue through corporate partnerships or product sales. The Company is subject to a number of risks and uncertainties similar to those of other life science companies developing new products, including, among others, the risks related to the necessity to obtain adequate additional financing, to successfully develop product candidates, to obtain regulatory approval of product candidates, to comply with government regulations, to successfully commercialize its potential products, to the protection of proprietary technology and to the dependence on key individuals.

The Company has funded its operations primarily through the issuance of preferred stock and grant income. As of April 30, 2016, the Company had an accumulated deficit of $37,252,387 and $21,764,464 of cash and cash equivalents.

The Company will need to expend substantial resources for research and development, including costs associated with the clinical testing of its product candidates and will need to obtain additional financing to fund its operations and to conduct trials for its product candidates. The Company will seek to finance future cash needs through equity offerings, future grants, corporate partnerships and product sales.

The Company has never been profitable and has incurred significant operating losses in each year since inception in 2013. Substantially all of the Company’s operating losses resulted from expenses incurred in connection with its research and development programs and from general and administrative costs associated with its operations. As of April 30, 2016, the Company had an accumulated deficit of $37.3 million and net current assets of $21.4 million. The Company’s ability to continue operations after its current cash resources are exhausted depends on its ability to obtain additional financing or to achieve profitable operations, as to which no assurances can be given. Cash requirements may vary materially from those now planned because of changes in the Company’s focus and direction of its research and development programs, competitive and technical advances, patent developments, regulatory changes or other developments. Additional financing will be required to continue operations after the Company exhausts its current cash resources and to continue its long-term plans for clinical trials and new product development. There can be no assurance that any such financing can be obtained by the Company, or if obtained, what the terms thereof may be, or that any amount that the Company is able to raise will be adequate to support the Company’s working capital requirements until it achieves profitable operations.

On November 21, 2016, the Company merged into Carbylan Therapeutics Inc. (see Note 13). These financial statements do not give any effect to the merger. The working capital obtained through the merger is anticipated to fund the Company’s operations for at least the next twelve months from the balance sheet date. Accordingly, the financial statements have been prepared on a going concern basis.

KalVista Pharmaceuticals Limited

Notes to Financial Statements

Note 2. Summary of Significant Accounting Policies

Basis of presentation: The Company’s financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (US GAAP).

The accompanying financial statements have been prepared assuming the Company will operate as a going concern, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from uncertainty related to the Company’s ability to continue as a going concern.

Use of estimates: The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates in the financial statements include accrued expenses and share based compensation.

Revenue recognition: The Company has primarily generated grant income for the development and commercialization of product candidates through sponsored research arrangements with non-profit organizations and from federal research and development grant programs. The Company recognizes revenue when amounts are realized or realizable and earned. Revenue is considered realizable and earned when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the price is fixed or determinable; and (4) collection of the amounts due are reasonably assured.

Cash and cash equivalents: Cash and cash equivalents consist of bank deposits and money market accounts. Cash equivalents are carried at cost which approximates fair value due to their short-term nature. The Company considers all highly liquid investments with an original maturity of 90 days or less to be cash equivalents.

The Company maintains its cash and cash equivalent balances with financial institutions that management believes are creditworthy. The Company’s cash and cash equivalent accounts at times may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk of cash and cash equivalents.

Property and equipment: Property and equipment are stated at cost less accumulated depreciation. Expenditures for repairs and maintenance are charged to expense as incurred. Upon retirement or sale, the costs of the assets disposed of and the related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in the statement of operations. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which are as follows:

Asset Classification	Estimated Useful Life
Plant and machinery	1-4 Years
Computer equipment	4 Years
Motor vehicles	4 Years

KalVista Pharmaceuticals Limited

Notes to Financial Statements

Note 2. Summary of Significant Accounting Policies (Continued)

The Company assesses the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying value of such assets, or asset groups, may not be recoverable. Whenever events or changes in circumstances suggest that the carrying amount of long-lived assets may not be recoverable, the future undiscounted cash flows expected to be generated by the asset, or asset groups, from its use or eventual disposition is estimated. If the sum of the expected future undiscounted cash flows is less than the carrying amount of those assets, or asset groups, an impairment loss is recognized based on the excess of the carrying amount over the fair value of the assets, or asset groups.

Fair value measurement: The Company accounts for fair value measurements in accordance with accounting guidance that defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The standard provides a consistent definition of fair value which focuses on an exit price which is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard establishes a three-level hierarchy for fair value measurements based on the nature of inputs used in the valuation of an asset or liability as of the measurement date.

Level 1:	Pricing inputs are quoted prices available in active markets for identical investments as of the reporting date.

Level 2:	Pricing inputs are quoted prices for similar investments, or inputs that are observable, either directly or indirectly, for substantially the full term through corroboration with observable market data.

Level 3:	Pricing inputs include unobservable inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability, which are developed based on the best information available.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

The carrying amounts of cash and cash equivalents, prepaid expenses, receivables, accounts payable, accrued expenses approximate their respective fair values because of the short-term nature of these financial instruments. These financial instruments are considered level 1. As of the years ended April 30, 2016 and April 30, 2015, no level 2 or level 3 investments were held.

Research and development: Research and development costs are charged to expense as incurred and include, but are not limited to:

•	Employee-related expenses including salaries, benefits, travel, and share-based compensation expense for research and development personnel;

•	Costs associated with preclinical and development activities;

•	Costs associated with regulatory operations.

Income taxes: The Company files income tax returns in the United Kingdom through the HM Revenue and Customs jurisdiction (“HMRC”). The Company uses the asset and liability method for accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing

KalVista Pharmaceuticals Limited

Notes to Financial Statements

Note 2. Summary of Significant Accounting Policies (Continued)

assets and liabilities and their respective income tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities from a change in tax rates is recognized in income in the period that includes the enactment date. The Company evaluates the realizability of its deferred tax assets and establishes a valuation allowance when it is more likely than not that all or a portion of deferred tax assets will not be realized. The Company has provided a full valuation allowance on its deferred tax assets.

The Company follows FASB ASC 740, Income Taxes, relative to accounting for uncertainties in tax positions. Under these provisions, the Company recognizes the tax benefit of tax positions to the extent that the benefit will more likely than not be realized. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances. As of April 30, 2016 and 2015, the Company does not have any uncertain tax positions. Tax years 2016 and 2015 remain open to examination by the HMRC. Further, HMRC will be able to open an enquiry under the ‘discovery assessment’ for the 2014 tax year until April 30, 2018. This is if HMRC discovers facts, which were not disclosed or readily inferable from the tax returns or accounts. The Company is not currently under examination by the HMRC or any other jurisdiction for any tax years.

The Company recognizes interest and penalties related to uncertain tax positions, if any, as a component of income tax expense. As the Company has no uncertain tax positions, there were no interest or penalties charges recognized in the statement of operations for both years.

Foreign currency transactions: The Company raises funds in US Dollars and the cash received is translated to British Pounds, the Company’s functional currency, on the date of funding. The funds are held in a money market account denominated in US Dollars. When this cash is exchanged for British Pounds, there is a resulting foreign exchange gain or loss due to the difference between the historical spot rate at the time of funding and the spot rate when the funds are exchanged, which is recorded as a component of other income. At period end, bank accounts denominated in US Dollars are re-measured to British Pounds at the prevailing interest rate, and the resulting gain or loss is included as a component of other income.

Accounting for share-based compensation: The Company accounts for all share-based awards in accordance with FASB ASC 718, Share-Based Payments. Share-based compensation is measured at the grant date based on the fair value of the award and recognized over the vesting period on a straight-line basis. See footnote 9 for expanded consideration.

Accounting for equity arrangements: The Company evaluates whether the embedded and freestanding features in its equity instruments meet the definition of a derivative. US GAAP provides three criteria that, if met, require companies to bifurcate embedded derivatives from their host instruments and account for them as freestanding derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instruments are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

Proceeds from financing arrangements are first allocated to freestanding and embedded derivatives required to be recognized at fair value and the residual proceeds are allocated to the debt or equity instrument. Bifurcated derivative instruments are subject to re-measurement at each balance sheet date, and any change in fair value is recognized as a component of other income (expense) in the statement of operations. The Company has not identified any freestanding or embedded derivatives to date.

KalVista Pharmaceuticals Limited

Notes to Financial Statements

Note 2. Summary of Significant Accounting Policies (Continued)

Net Loss per Share Attributable to Common Shareholders

The Company reports earnings per share in accordance with ASC 260, which establishes standards for computing and presenting earnings per share. Basic and diluted net income (loss) per share is presented in conformity with the two-class method required for participating securities. Under the two-class method, basic net income (loss) per share is computed by dividing the net income (loss) attributable to common shareholders by the weighted-average number of common shares outstanding during the period. Net income (loss) attributable to common shareholders is determined by allocating undistributed earnings between holders of common and convertible preferred shares, based on the contractual dividend rights contained in our preferred share agreement. Diluted net income (loss) per share is computed by dividing net income (loss) by the sum of the weighted average number of common shares and the number of dilutive potential common share equivalents outstanding during the period. Dilutive common share equivalents consist of the incremental common shares issuable upon the exercise of vested share options or the conversion of Series A and Series B preferred shares.

	April 30,
	2016	2015
Preferred stock	24,322,898	24,322,898
Stock options	263,270	214,426

In computing diluted earnings per share, common share equivalents are not considered in periods in which a net loss is reported, as the inclusion of the common share equivalents would be anti-dilutive. As a result, there is no difference between the Company’s basic and diluted loss per share for the years ended April 30, 2016 and 2015.

Basic and diluted net loss per share	April 30,
	2016	2015
Net loss	$(11,436,163)	$(7,225,451)
Less: dividend on Series A	1,918,054	1,977,000
Less: dividend on Series B	2,120,639	—
Loss available to common shareholders for the purpose of calculating basic & diluted EPS	(15,474,856)	(9,202,451)
Weighted average common shares, basic	2,031,113	904,637

Weighted average common shares, diluted	2,031,113	904,637

Net loss per share, basic	$(7.62)	$(10.17)

Net loss per share, diluted	$(7.62)	$(10.17)

Recently issued accounting pronouncements not yet adopted: In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards update (“ASU”) 2014-09, “Revenue from Contracts with Customers,” requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in US GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. In July 2015, the FASB voted to defer the effective date for annual reporting periods beginning after December 15, 2017 (including interim reporting periods within those periods) and permitted early adoption of the standard, but not before the original effective date of December 15, 2016. The Company expects to adopt the updated

KalVista Pharmaceuticals Limited

Notes to Financial Statements

Note 2. Summary of Significant Accounting Policies (Continued)

standard in the first quarter of fiscal 2018. The Company has not yet selected a transition method, and is currently evaluating the effect that the updated standard will have on our financial statements and related disclosures.

In August 2014, the FASB issued Accounting Standards Update 2014-15, Presentation of Financial Statements—Going Concern, on disclosure of uncertainties about an entity’s ability to continue as a going concern. This guidance addresses management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and to provide related footnote disclosures. The guidance is effective for fiscal years beginning after December 15, 2016 and for interim periods within those fiscal years, with early adoption permitted. The Company is still evaluating the impact of this standard on its financial statements.

In February 2016, the FASB issued new lease accounting guidance in Accounting Standards Update No. 2016-02, Leases (Topic 842). Under the new guidance, lessees will be required to recognize for all leases (with the exception of short-term leases) at the commencement date: (1) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (2) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Lessor accounting, however, remains largely unchanged. In addition, the new lease guidance simplified the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. Lessees will no longer be provided with a source of off-balance sheet financing. The new lease guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application is permitted, however, the Company does not intend to early adopt. The Company also believes that adoption of this new guidance will not have a material impact on our financial statements.

In March 2016, the FASB issued ASU No. 2016-09, Compensation – Stock Compensation (Topic 718) (“ASU 2016-09”) to require changes to several areas of employee share-based payment accounting in an effort to simplify share-based reporting. The update revises requirements in the following areas: minimum statutory withholding, accounting for income taxes and forfeitures. ASU 2016-09 is effective for annual reporting periods beginning after December 15, 2017. The Company is currently evaluating the impact that the adoption of this guidance may have on the Company’s financial statements.

KalVista Pharmaceuticals Limited

Notes to Financial Statements

Note 3. Property and Equipment

At April 30, 2016 and 2015, property and equipment consisted of:

	2016	2015
Plant and machinery	$358,229	$374,910
Computer equipment	58,467	53,317
Motor vehicles	1,461	1,543

	418,157	429,770
Less accumulated depreciation	(344,502)	(329,423)

	$73,655	$100,347

For the years ended April 30, 2016 and 2015, depreciation expense was $33,473 and $37,681, respectively.

Note 4. Accrued Expenses

At April 30, 2016 and 2015, accrued expenses consisted of:

	2016	2015
Accrued research expense	$1,059,099	$349,530
Accrued compensation	966,240	628,293
Accrued accounting/audit/tax	59,906	32,399
Other accrued expenses	29,223	15,429

	$2,114,468	$1,025,651

Note 5. Income Taxes

No provision for income taxes was recorded during the years ended April 30, 2016 and 2015, as the Company incurred operating losses for each of these years.

A reconciliation between the effective tax rates and statutory rates for the years ended April 30, 2016 and 2015 is as follows:

	2016	2015
Computed at UK weighted average statutory rate	20.00%	20.92%
Tax credits	(6.85)	(5.24)
Valuation allowance	(13.15)	(15.68)

	0.00%	0.00%

KalVista Pharmaceuticals Limited

Notes to Financial Statements

Note 5. Income Taxes (Continued)

The tax effect of significant temporary differences representing deferred tax assets and liabilities as of April 30, 2016 and 2015 is as follows:

	2016	2015
Net operating loss (“NOL”) and credit carryforwards	$2,755,535	$2,310,003
Other	89,992	46,827
Valuation allowance	(2,845,527)	(2,356,830)

Net deferred tax asset	$—	$—

As required by ASC 740, Income Taxes, management of the Company has evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets, which are comprised principally of NOL carryforwards. As a result of the fact that the Company has incurred tax losses from inception, management has determined that it is more likely than not that the Company will not recognize the benefits of net deferred tax assets and, as a result, a full valuation allowance has been established against its net deferred tax assets as of April 30, 2016 and 2015. During the years ended April 30, 2016 and 2015, the valuation allowance changed by $449,937 and $497,909, respectively. Realization of deferred tax assets is dependent upon the generation of future taxable income. As of April 30, 2016, the Company had NOL carryforwards for income tax purposes of approximately $14.2 million that do not expire, available to reduce future income taxes, if any.

Note 6. Related Party Transactions

On May 23, 2011, the Company entered into a Sale and Purchase Agreement with Vantia Limited whereby, in return for a consideration of 500,000 Series A Preferred Shares in the Company at a subscription price of $1.61 per share, Vantia Limited transferred certain intellectual property and other business assets to the Company. Certain employees of Vantia Limited were also transferred to the Company as part of this transaction and the two entities share common directors.

On May 23, 2011, the Company entered into a Master Services Agreement with Vantia Limited. The Company continues to pay Vantia Limited for management fees and related expenses per the Master Services Agreement. During the years ended April 30, 2016 and 2015, the Company expensed $1,009,130 and $1,205,752 for services performed by Vantia Limited. As of April 30, 2016 and 2015, the Company has recorded $127,416 and $128,391 within current liabilities for amounts due to Vantia Limited.

For the year ended April 30, 2016, one of the Company’s directors, Richard Aldrich, was reimbursed for travel expenses amounting to $8,647.

Note 7. Preferred and Ordinary Capital

The Company has three classes of shares: Series B Convertible Preferred, Series A Convertible Preferred, and Ordinary, all of which have a par value of $0.0016. The ordinary shares are classified in equity. The Series A and Series B are classified as mezzanine equity. As the settlement upon a listing of the Company’s ordinary shares on a recognized investment exchange is not yet probable, no accretion is currently required. Thus, no accretion to the redemption value, nor dividends will be made until the listing is probable in accordance with ASC 480-10-S99-3A. The Company continues to re-assess the probability on an annual basis.

KalVista Pharmaceuticals Limited

Notes to Financial Statements

Note 7. Preferred and Ordinary Capital (Continued)

The rights and privileges of the Company’s Shares are as follows:

Voting: Holders of all classes of shares are entitled to vote on all matters and each share, regardless of the class, is equal to 1 vote.

Dividends: A cumulative fixed rate dividend (8% non-compounding) shall accrue on each Series A and Series B Convertible Preferred Share from the date of issuance until the first to occur of a Liquidation Event or a Qualified Public Offering. Dividends are payable when and if declared by the Company’s Board of Directors. As of April 30, 2016 and 2015, cumulative preferred dividends are $8,937,083 and $4,658,811, respectively. The Series A and Series B Convertible Preferred Shares participate pari-passu with the ordinary shares in any dividends on an as converted basis.

Liquidation rights: In certain events, including the liquidation, dissolution, or winding-up of the Company and deemed liquidation events (a change in control or a listing), before any distribution of payments is made to Ordinary shareholders, Convertible Preferred shareholders are entitled to receive their liquidation preference (original issue price plus the cumulative 8% preferred dividends, whether or not declared) with Series B having preference over Series A.

If the assets to be distributed are not sufficient to satisfy the Series B liquidation preference in full, the available assets will be distributed to the holders of Series B on a pro-rata basis. If the assets to be distributed are not sufficient to satisfy the Series A liquidation preference in full, the available assets will be distributed to the holders of Series A on a pro-rata basis.

To the extent that assets remain after all preferential payments have been made, the holders of the Series B, Series A and Ordinary Shares then outstanding are entitled to receive the remaining assets pro rata based upon the number of shares of Ordinary Shares which they hold and which they have the right to acquire upon conversion of the shares of Series B and Series A Convertible Preferred Stock held by such holder.

Conversion: Series B and Series A are convertible into Ordinary Shares on a 1 to 1 basis. The Conversion Price is subject to certain adjustments for certain anti-dilutive events, such as stock splits. Conversion is mandatory upon a Qualified Public Offering as defined in the articles of association or upon election by the Investor Majority. Otherwise conversion is at the election of the individual holder.

The Series B holders also have the right to receive additional shares in the event that another round of Series B is sold at a price less than the Conversion Price in effect immediately prior to such issue. However, if the existing Series B holders do not fully participate in the subsequent round, they are not entitled to the additional shares and their shares are immediately converted to Ordinary on a 1 to 1 basis.

In determining the appropriate classification for the conversion and redemption features of the Series B and Series A, the Company determined that these features do not require bifurcation, and as a result are not considered a derivative under the provisions of FASB ASC Topic 815, Derivatives and Hedging.

KalVista Pharmaceuticals Limited

Notes to Financial Statements

Note 8. Grant Income

Grant income consists of two main agreement types. The first type of agreement is with the Technology Strategy Board (TSB), a United Kingdom government organization. The Company recognizes revenue for reimbursements of research and development costs as the services are performed up to an agreed upon threshold. The Company records these reimbursements as revenue and not as a reduction of research and development expenses, as the Company has the risks and rewards as the principal in the research and development activities. Any services performed and not yet collected upon are shown as a receivable. During the years ended April 30, 2016 and 2015, revenue recognized through the TSB grant amounted to $1,844,914 and $1,511,739, respectively.

The second type of agreement is with the Juvenile Diabetes Research Foundation (JDRF), a non-profit organization. The Company applies the milestone method of accounting to recognize revenue from milestone payments when earned, as evidenced by written acknowledgement from the grantor and other persuasive evidence that the milestone has been achieved and the payment is non-refundable, provided that the milestone event is substantive. A milestone event is defined as an event (i) that can only be achieved based in whole or in part on either the Company’s performance or on the occurrence of a specific outcome resulting from the Company’s performance; (ii) for which there is substantive uncertainty at the inception of the arrangement that the event will be achieved; and (iii) that would result in additional payments being due to the Company. Events for which the occurrence is either contingent solely upon the passage of time or the result of a counterparty’s performance are not considered to be milestone events. A milestone event is substantive if all of the following conditions are met: (i) the consideration is commensurate with either the Company’s performance to achieve the milestone, or the enhancement of the value to the delivered item(s) as a result of a specific outcome resulting from the Company’s performance to achieve the milestone; (ii) the consideration relates solely to past performance; and (iii) the consideration is reasonable relative to all the deliverables and payment terms (including other potential milestone consideration) within the arrangement.

The Company assesses whether a milestone is substantive at the inception of the arrangement. If a milestone is deemed non-substantive, the Company accounts for that milestone payment in accordance with the multiple element arrangements guidance and recognize revenue consistent with the related units of accounting for the arrangement over the related performance period.

The Company has one contract in process with JDRF as of February 15, 2011 accounted for under the milestone method. Milestones may include, for example, the successful completions of clinical trials, development of certain reports, and different review/approval processes. All milestones under the contract in process were deemed substantive based on the fact that the payments are commensurate with the Company’s efforts to achieve the milestone event and the milestones are related to past performance and are non-refundable. During the years ended April 30, 2016 and 2015, revenue recognized through the achievement of multiple milestones amounted to $288,542 and $292,615, respectively. There are no performance, cancellation, termination or refund provisions in the arrangement that contain material financial consequences to the Company.

The Company evaluates the terms of sponsored research agreement grants and federal grants to assess the Company’s obligations and if the Company’s obligations are satisfied by the passage of time, revenue is recognized as described above. For grants with refund provisions, the Company reviews the grant to determine the likelihood of repayment. If the likelihood of repayment of the grant is determined to be remote, the grant is recognized as revenue. If the probability of repayment is determined to be more than remote, the Company records the grant as a deferred revenue liability, until such time that the grant requirements have been satisfied.

KalVista Pharmaceuticals Limited

Notes to Financial Statements

Note 9. Share-Based Compensation

On July 26, 2011, the Company’s Board of Directors adopted the Enterprise Management Incentives (EMI) Scheme (the “Scheme”) which authorized the Company to issue options to purchase ordinary shares to eligible employees. The purpose of the Scheme is to provide an incentive to recruit and retain employees and consultants. The Scheme terminates ten years from the commencement date.

As of April 30, 2016, the Company has reserved 2,963,238 shares for issuance pursuant to the Scheme, of which 972,677 shares remain available for grant. The shares are reserved for option grants to employees or offer shares for purchase to non-employees. The Company has issued 855,790 options and 874,771 shares pursuant to the Scheme as of April 30, 2016.

Options generally 25% cliff vest and then ratably vest on a monthly basis over three years and generally expire in ten years. Upon an Exit (defined as a Sale, Takeover, or a Listing), all unvested options are immediately fully vested. An option may only be exercised while the holder is an employee of the Company.

There were 9,337 options granted outside of the Scheme, referred to as unapproved options.

The Company recognizes share-based compensation expense over the requisite service period based on the grant date fair value of the award. The Company has elected to use the Black-Scholes option pricing model to determine the fair value of awards granted. The determination of the fair value of share-based awards utilizing the Black-Scholes model is affected by the share price and a number of assumptions, including expected volatility, expected life, risk-free interest rate and expected dividends. The fair value of the common stock has been determined by the Company at each measurement date based on a variety of different factors, including the results obtained from independent third-party appraisals, the Company’s financial position and historical financial performance, the status of development of the Company’s services, the current climate in the marketplace, the illiquid nature of the common stock, the effect of the rights and preferences of the preferred stockholders, and the prospects of a liquidity event, among others. The Company does not have a history of market prices of its ownership interests as it is not a public company, and as such, volatility is estimated using historical volatilities of similar public entities. The expected life of the awards is estimated based on the simplified method. The risk-free interest rate assumption is based on observed interest rates appropriate for the terms of the awards. The dividend yield assumption is based on history and expectation of paying no dividends. The Company elected not to apply a forfeiture rate given the lack of forfeitures since inception of the Scheme. As forfeitures occur, the Company will adjust the compensation expense accordingly.

The fair value of the share-based awards was measured with the following weighted - average assumptions for the years ended April 30:

	2016	2015
Risk-free interest rate	1.38%	1.84%
Expected life of the options	6.25 years	6.25 years
Expected volatility of the underlying stock	80.9%	85.1%
Expected dividend rate	0%	0%

For the years ended April 30, 2016 and 2015, the Company recognized share-based compensation expense of $117,689 and $36,019, respectively, in connection with all share-based awards.

KalVista Pharmaceuticals Limited

Notes to Financial Statements

Note 9. Share-Based Compensation (Continued)

A summary of option activity as of April 30, 2016 and 2015 and changes during the years then ended is presented below:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding at April 30, 2014	190,220	$.0133	5.44	—
Granted	153,018	.0016	—	—

Outstanding at April 30, 2015	343,238	.0081	6.83	—
Granted	512,552	.0014	—	—

Outstanding at April 30, 2016	855,790	.0039	8.68	—

Exercisable at April 30, 2016	263,541	$.0094	6.31	—

Vested and expected to vest at April 30, 2016	855,790	$.0039	8.68	—

The weighted-average grant date fair value of stock options granted during the years ended April 30, 2016 and 2015 was $0.41 and $0.42, respectively. There have been no option exercises since the inception of the Scheme.

As of April 30, 2016, there was $149,981 of unrecognized compensation expense related to non-vested awards, which is expected to be recognized over a weighted-average period of 1.60 years.

Note 10. Commitments and Contingencies

Lease commitments: The following table presents future minimum commitments of the Company due under non-cancelable operating leases with original or remaining terms in excess of one year at April 30, 2016. The Company’s operating lease obligations are related to their principal office in the United Kingdom and use of scientific equipment.

Future minimum payments under this lease as of April 30, 2016 are as follows:

Year ended April 30:

2017	$98,155

$98,155

Rent expense was $122,047 and $139,287 for the years ended April 30, 2016 and 2015, respectively, and is reflected in general and administrative expenses and research and development expenses as determined by the underlying activities.

Indemnification: In the normal course of business, the Company enters into contracts and agreements that contain a variety of representations and warranties and provide for general indemnification. The Company’s exposure under these agreements is unknown because it involves future claims that may be made against the Company but have not yet been made. To date, the Company has not paid any claims or been required to defend any action related to its indemnification obligations. However, the Company may record charges in the future as a result of these indemnification obligations. No amounts associated with such indemnifications have been recorded to date.

KalVista Pharmaceuticals Limited

Notes to Financial Statements

Note 10. Commitments and Contingencies (Continued)

Contingencies: From time to time, the Company may have certain contingent liabilities that arise in the ordinary course of business activities. The Company accrues a liability for such matters when it is probable that future expenditures will be made and such expenditures can be reasonably estimated. There have been no contingent liabilities requiring accrual at April 30, 2016.

As a result of the terms of grant income received in prior years, on successful regulatory approval and following the first commercial sale of certain products, the Company will be required to pay royalty fees of up to £1 million within 90 days of the first commercial sale of the product subject to certain caps and follow on payments depending upon commercial success and type of product. Given the stage of development of the current pipeline of products it is not possible to predict with certainty the quantum or timing of any such liability.

Note 11. Defined Contribution Plans

Participation in a Personal Pension Plan is available to all employees on commencement of their employment with KalVista Pharmaceuticals Limited. The plan is non-contributory and employer contributions are made in accordance with the terms and conditions of the employment contract. Employees may contribute in accordance with the prevailing statutory limitations. Total employer contributions for the years ended April 30, 2016 and 2015 were $70,523 and $65,734 respectively.

Note 12. Other Income

As of April 30, 2016 and 2015, the Company had research and development tax credits totaling $2,034,212 and $843,834, respectively. This tax credit is related to a tax scheme for small and medium enterprises (“SME scheme”) as well as the R&D expenditure credit system (“RDEC”). Per the scheme, the Company is able to surrender losses in exchange for cash credit in proportion to the Company’s R&D expenditure for the year. This amount was included in other income, as it is a refundable credit that does not depend on the entity’s ongoing tax status or position.

Note 13. Subsequent Events

On June 15, 2016, the Company entered into a Share Purchase Agreement pursuant to which it will merge with Carbylan Therapeutics Inc. (”Carbylan”) in an all-stock transaction whereby Carbylan equity holders will own approximately 19% and the Company’s equity holders will own approximately 81% of the combined company, respectively. The Company’s Series A and Series B preferred shares will automatically convert into ordinary shares immediately prior to the closing on a 1 to 1 basis and this conversion will not include additional ordinary shares in respect of the cumulative preferred dividends which have been waived by the preferred shareholders for the purposes of the merger.

On September 26, 2016, a purported stockholder class action complaint was filed in the Superior Court of the State of California in and for the County of Alameda against Carbylan, the members of the board of directors of Carbylan, as well as against KalVista, Wedbush and certain unknown employees of Wedbush (collectively, the “Defendants”), entitled Laidlaw v. Carbylan Therapeutics, Inc., et al., Case No. RG16832665. The complaint alleges that the members of Carbylan’s board of directors and/or Carbylan breached their fiduciary duties of care, good faith, loyalty and/or disclosure in connection with the Share Purchase Agreement, and that KalVista and Wedbush aided and abetted such breaches of fiduciary duties. The complaint seeks to enjoin and/or rescind any transaction with KalVista as well as certain other equitable relief, unspecified damages and attorneys’ fees and costs.

On October 31, 2016, the Superior Court of the State of California in and for the County of Alameda approved a voluntary dismissal of the purported stockholder class action complaint filed in the Court on

KalVista Pharmaceuticals Limited

Notes to Financial Statements

Note 13. Subsequent Events (Continued)

September 26, 2016 against certain members of the board of directors and certain executives of Carbylan Therapeutics, Inc., as well as against KalVista Pharmaceuticals Ltd., Wedbush Securities Inc. and certain unknown employees of Wedbush, entitled Laidlaw v. Carbylan Therapeutics, Inc., et al., Case No. RG16832665.

On November 21, 2016, the Company merged with Carbylan Therapeutics Inc. (“Carbylan”) in an all-stock transaction whereby Carbylan’s equity holders own 19% and the Company’s equity holders own 81% of the combined company, respectively. As a result, Carbylan issued 8.0 million shares of common stock to the stockholders of the Company in exchange for common shares of KalVista. For accounting purposes, the Company is considered to be acquiring Carbylan in the merger. The Company was determined to be the accounting acquirer based upon the terms of the Merger Agreement and other factors including: (i) KalVista security holders own approximately 81% of the voting interests of the combined company immediately following the closing of the merger; (ii) directors appointed by KalVista will hold a majority of board seats in the combined company; and (iii) KalVista management hold a majority of the key positions in the management of the combined company. As the accounting acquirer, the Company’s assets and liabilities will be recorded at their pre combination carrying amounts and the historical operations that will be reflected in the financial statements will be those of the Company.

KalVista has evaluated subsequent events through August 22, 2016, the date on which the financial statements were originally available to be issued except with respect to earnings per loss disclosure in note 2 and the subsequent events disclosed in this footnote.